 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
February 4, 2020

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 280.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 280.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 280.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§280.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

From 2013 until 2019 the annual aggregate salary paid to Mr. Madar individually and fees paid to his holding company (collectively “Madar Salary”) remained unchanged at $630,000.

The members of each of the Audit Committee and the Executive Compensation and Stock Option Committee (collectively the “Committees”) jointly reviewed two surveys of chief executive officer salaries for 2019 consisting of (i) the Inter Parfums’ peer companies listed in the Inter Parfums’ Annual Report on Form 10-K and (ii) companies with comparable market capitalization (collectively the “CEO Salary Surveys”). Such surveys indicated that the annual and median average CEO salaries for peer companies in Inter Parfums’ annual report on Form 10-K (excluding the Madar Salary) were $2,854,656 and $1,540,000, respectively, and $2,604,346 and $1,750,000 for comparable market capitalization companies, respectively.

After review of the CEO Surveys, the Committees acknowledged that the current Madar Salary is substantially below both of the median and average salaries as set forth in the CEO Salary Surveys, and had not been increased since 2013. In addition, the Committees acknowledged the efforts of Mr. Madar and his holding company as one of the prime causes for the Corporation’s substantial increases in net sales and net income, as well as market capitalization from 2014, thus substantially increasing shareholder value.

Based upon the foregoing, on February 4, 2020 the Committees jointly authorized the aggregate annual increase in Madar Salary by $600,000 to $1.23 million effective as of January 1, 2020. The allocation was made as requested so that the annual salary to Jean Madar individually will be $285,000 and the fees to Jean Madar Holding SAS will be $945,000 effective as of January 1, 2020.

Item 9.01 Financial Statements and Exhibits.

10.171	Form of Amendment to Consulting Agreement for Jean Madar Holding SAS

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: February 7, 2020

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg,
Executive Vice President
and Chief Financial Officer

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